Exhibit 99.1

Execution Copy

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”), effective as of the date it is signed by all Parties, is entered into by and between Plaintiffs Dune Acquisition Corporation, Dune Merger Sub, Inc., Dune Merger Sub II, LLC, and Dune Acquisition Holdings LLC (collectively, “Plaintiffs” or “Dune”); Defendants TradeZero Holding Corp. (“TradeZero”), Daniel Pipitone, Giovanni Ferrara, John Muscatella, Joshua Choi, Andrew Koslow, John Caruso, and Kosta Corriveau (together with TradeZero, “Defendants”) (each individually a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Dune and TradeZero entered into an Agreement and Plan of Merger on October 12, 2021 (as amended by the First Amendment thereto, dated as of January 26, 2022, the “Merger Agreement”) whereby the Parties contemplated that Dune Merger Sub, Inc. would merge with and into TradeZero, with TradeZero being the surviving entity, and immediately thereafter, TradeZero would merge with and into Dune Merger Sub II, LLC, with Dune Merger Sub II, LLC being the surviving entity as a wholly owned subsidiary of Dune Acquisition Corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transaction”); and

WHEREAS, Plaintiffs filed a lawsuit against Defendants in the Delaware Court of Chancery, which action is captioned Dune Acquisition Corporation et al. v. Daniel Pipitone et al., C.A. 2022-0304-LWW (Del. Ch. 2022) (the “Action”), concerning the Transaction; and

WHEREAS, on July 22, 2022, Defendants filed a motion to dismiss the Action (the “Motion to Dismiss”), Defendants filed their Opening Brief in Support of the Motion to Dismiss on August 22, 2022, Plaintiffs filed a Brief in Opposition to Defendants’ Motion to Dismiss on September 21, 2022, and Defendants filed their Reply Brief in Support of the Motion to Dismiss on October 6, 2022; and

WHEREAS, the Parties do not make any admissions of liability or wrongdoing of any kind whatsoever in relation to the Action; and

WHEREAS, the Parties enter into this Agreement solely to avoid the burden, uncertainty and expense of continued litigation of the Action and continued disputes concerning the Transaction; and

WHEREAS, the Parties each desire to settle the Action and resolve their disputes concerning the Merger Agreement and the Transaction on terms set forth in this Agreement without further litigation; and

WHEREAS, the Board of Directors of Dune Acquisition Corporation has (i) determined that it is advisable and in the best interest of Dune Acquisition Corporation and its stockholders to enter into this Agreement and (ii) approved the execution, delivery and performance by Dune Acquisition Corporation of this Agreement and the transactions contemplated hereby.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the adequacy and receipt of which the Parties hereby acknowledge, the Parties agree as follows:

Section 1. Settlement Payment.

1.1. Within fifteen (15) business days after the date this Agreement is executed by all Parties (the “Effective Date”), TradeZero shall pay, or cause to be paid, on behalf of all Defendants $5 million by wire transfer of immediately available funds pursuant to wire instructions to be delivered by Dune at least two business days in advance of the anticipated payment date (the “Settlement Consideration”).

1.2 Dune shall provide a corresponding Form W-9 or similar tax form for the Settlement Consideration at least two business days in advance of the anticipated payment date.

Section 2. Releases.

2.1. Effective upon receipt of the Settlement Consideration in full by Dune, Dune, on behalf of themselves, their predecessor entities, successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives and others acting for or on Dune’s behalf (collectively, “Plaintiff Releasing Parties”), hereby release, discharge, relinquish and forever waive any claims, suits, complaints, causes of action, damages, demands, duties, obligations or liabilities of any kind, known or unknown, suspected or unsuspected, fixed or contingent that they or their predecessor entities, successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives, and others acting for or on Dune’s behalf ever had, now have or may have in the future against Defendants, their predecessor entities, successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives, and others acting for or on Defendants’ behalf (collectively, the “Defendant Released Parties”), arising out of or related in any way to the Transaction, the Merger Agreement, or the Action, including, but not limited to, claims for or on account of attorneys’ fees, costs or other amounts incurred in connection with the prosecution of the Action.

2.2. Effective upon receipt of the Settlement Consideration in full by Dune, Defendants, on behalf of themselves, their predecessor entities, successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives, and others acting for or on Defendants’ behalf (collectively, “Defendant Releasing Parties,” and together with the Plaintiff Releasing Parties, the “Releasing Parties”), hereby release, discharge, relinquish and forever waive any claims, suits, complaints, causes of action, damages, demands, duties, obligations or liabilities of any kind, known or unknown, suspected or unsuspected, fixed or contingent that they or their predecessor entities, successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives, and others acting for or on Defendants’ behalf ever had, now have or may have in the future against Dune, their predecessor entities, successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives, and others acting for or on Dune’s behalf (collectively, the “Plaintiff Released Parties” and, together with the Defendant Released Parties, the “Released Parties”) arising out of or related in any way to the Transaction, the Merger Agreement, or the Action, including but not limited to claims for or on account of attorneys’ fees, costs or other amounts incurred in connection with the defense of the Action.

2.3. The releases contemplated by this Agreement extend to claims that the Parties do not know or suspect to exist at the time of the release, which, if known, might have affected the Parties’ decision to enter into this Agreement. The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the settled claims, but that it is the intention of the Parties to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all claims relating to the Action, the Merger Agreement, or the Transaction, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.4. The Releasing Parties covenant not to bring any claim released pursuant to Sections 2.1, 2.2 or 2.3 before any court, arbitrator or other tribunal in any jurisdiction, whether as a claim, a cross-claim, counterclaim or otherwise. Any Released Party may plead this Agreement as a complete bar to any claim released pursuant to this Agreement brought in derogation of this covenant not to sue.

2.5. With respect to the claims released pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, the Parties waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. With respect to such released claims only, the Parties expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Section 3. Authority.

3.1. Each Party that is a corporation or limited liability company represents and warrants that it has executed this Agreement freely, fully intending to be bound by the terms and provisions contained herein; that it has full corporate and/or organizational power and authority to execute, deliver, and perform this Agreement; that prior to the date of this Agreement, any corporate and/or organizational action of any such Party necessary for the execution, delivery and performance of this Agreement by such Party has been duly taken; and that this Agreement has been duly authorized and executed by such Party, is the legal, valid and binding obligation of such Party, and is enforceable as to it in accordance with its terms.

3.2. Each of the signatories for each Party that is a corporation or limited liability company hereto represents and warrants that the person signing on behalf of any such Party is duly authorized to sign on behalf of and bind that Party.

Section 4. Dismissal of the Action.

4.1. The Parties agree to dismiss the Action, with prejudice, and to effectuate the dismissal of the Action by executing and filing in the Delaware Court of Chancery the Stipulation of Dismissal with Prejudice in the form attached hereto as Exhibit A within three (3) business days from the date the Settlement Consideration referenced in Paragraph 1.1 is received by Dune, and to take any other reasonable steps necessary to effectuate such dismissal.

4.2. It is understood and agreed that this Agreement resolves any claim a Party has or could have had for legal fees, indemnification, interest of any kind, or costs associated with the Action, and that, other than making the payments and providing the Settlement Consideration in full as set forth in Paragraph 1.1, no Party shall have any further liability to any other Party, for fees, interest, costs or otherwise.

Section 5. Termination of the Merger Agreement.

5.1. Dune Acquisition Corporation and TradeZero agree that, as of the date the Settlement Consideration referenced in Paragraph 1.1 is received in full by Dune, the Merger Agreement will be deemed terminated by mutual agreement of Dune Acquisition Corporation and TradeZero in accordance with §10.01(a) of the Merger Agreement.

Section 6. Miscellaneous.

6.1. Compromise and Representation; No Admission of Liability. The Parties agree and acknowledge that this Agreement, all terms and conditions contained therein, and the performance thereof, are entered into solely for the purpose of settling and resolving disputes between the Parties. Each Party enters this Agreement and agrees to perform its terms solely to avoid the risk, uncertainty and expense of further litigation of matters in dispute between them. The Parties agree and acknowledge that this Agreement shall not be construed as an admission of any liability, wrongdoing, or responsibility on their parts or on the part of their predecessors, successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives, and others acting for or on the Parties’ behalf.

6.2. Public Disclosure. Within four (4) business days following execution of this Agreement, Dune Acquisition Corporation shall file a Current Report on Form 8-K, attached hereto as Exhibit B, with a copy of this Agreement as an exhibit. The aforementioned Form 8-K will be subject to the review and approval of Defendants before filing, such approval not to be unreasonably withheld. Other than with respect to such Form 8-K, each of the Parties agrees not to not issue any press release or other public communication, except to the extent such communications are required by law, applicable stock exchange regulation, or other regulation, in which case the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any such press release or other public announcement in respect of this Agreement and the termination of the Merger Agreement; provided that, the Parties may use solely the approved text within the Form 8-K without further consultation.

6.3. Non-Disparagement. The Releasing Parties shall not disparage the other Parties or their business practices, acts, conduct or business (including that of their successors, assigns, affiliates, subsidiaries, officers, directors, accountants, attorneys, insurers, employees, investors, representatives and others acting for or on their behalf) with regard to any matter related to this Agreement, the Transaction, the Merger Agreement, or the Action. This Section 6.3 will not restrict or impede any Releasing Party or such other person from providing truthful statements in response to any governmental agency, applicable self-regulatory organizations having jurisdiction over a Party or its subsidiaries, rulemaking authority, subpoena power, legal process, required governmental testimony, or judicial, administrative or arbitral proceedings.

6.4. Integration. The Parties agree that this is a “fully integrated” Agreement. This document contains the entire agreement of the Parties with respect to its subject matter, and all prior oral or written agreements, contracts, negotiations, representations and discussions, if any, pertaining to this matter are merged into this Agreement. In entering into and performing this Agreement, no Party has relied upon, or will rely upon, any statement or representation made by any person or entity which is not expressly reflected in this Agreement. This Agreement may not be modified except in writing executed and delivered by all Parties.

6.5. Assignment. This Agreement shall bind and inure to the benefit of the Parties hereto, their predecessors, successors, assigns, agents and attorneys. The Parties represent and warrant that they have not assigned, or in any way conveyed, transferred or encumbered, all or any portion of any claim or right that is the subject of this Agreement, and that no other party holds or has any right to assert any claim being released here.

6.6. Severability. Except for the payment provision in Section 1.1, in the event that any provision of this Agreement, or the application of such provision, is determined to be invalid, inoperative, or unenforceable by any law, rule, order, regulation, or promulgation of any government, or by the final determination of any court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, such that the remaining provisions of this Agreement shall remain in full force and effect, and the Parties will negotiate in good faith to replace the invalid or unenforceable provision with a valid and enforceable provision that has the effect nearest to that of the provision being replaced.

6.7. Cooperation in Drafting. The Parties cooperated in the drafting and preparation of this Agreement. The Parties acknowledge that the terms of this Agreement are contractual and are the product of negotiations between them. No Party shall be deemed the drafter of this Agreement. In the construction of this Agreement, no provision hereof or any claimed ambiguity or uncertainty as to the Agreement’s provisions or meaning shall be construed for or against any Party.

6.8. Disputes; Exclusive Jurisdiction; Choice of Law. The Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to Delaware rules governing conflicts of law that would result in application of any other body of law. Each Party hereto irrevocably and unconditionally submits to and accepts the exclusive jurisdiction of the Court of Chancery of the State of Delaware for any dispute, controversy, or claim arising out of or relating to this Agreement, including the breach, interpretation, or validity of this Agreement; provided that, in the event subject matter jurisdiction is unavailable in the Court of Chancery, then any such dispute, controversy or claim arising out of or relating to this Agreement, including the breach, interpretation, or validity of this Agreement, shall be brought, heard, and determined exclusively in any other state court sitting in Delaware with subject matter jurisdiction. The Parties hereby waive any objections and claims that such courts are inconvenient fora or lack personal jurisdiction over any Party. The Parties waive any right to a trial by jury in such an action or proceeding.

6.9. Remedies. The Parties agree that they shall be entitled to specific performance of this Agreement and that in the event of a breach of this Agreement, the non-breaching party is entitled to its costs and expenses (including reasonable attorneys’ fees) in connection with successfully seeking relief for a breach of this Agreement. If the Settlement Consideration is not paid within the time provided for in Paragraph 1.1, then in addition to seeking specific performance of the obligations of the Defendants hereunder, Dune may elect to either (1) collect interest on the Settlement Consideration from and after the date on which the Settlement Consideration became due at a fluctuating interest rate per annum equal to “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, from time to time or (2) rescind this Agreement. Moreover, if the Settlement Consideration is not paid within the time provided for in Paragraph 1.1 and this Agreement is rescinded, the Parties shall have the right to begin discovery in the Action, regardless of the disposition or status of Defendants’ Motion to Dismiss, and regardless of whether Defendants’ Motion to Dismiss has been heard.

6.10. Notice. Any notice given hereunder shall be in writing and delivered by United States Certified Mail, return receipt requested, or by Federal Express (or other overnight carrier) with recipient signature required, or by email with delivery confirmation, to:

In the case of Dune:

Dune Acquisition Corporation
700 S. Rosemary Avenue, Suite 204
West Palm Beach, FL 33401
Attn: Carter Glatt
Email: carter@duneacq.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, TX 77002-6117
Attn: Collin J. Cox
Email: ccox@gibsondunn.com

In the case of Defendants:

TradeZero Holding Corp.
Attn: John Muscatella
5700 Lake Worth Road Unit 209-2
Lake Worth, FL 33467
Email: legal@tradezero.co

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
200 West 6th Street
Suite 2500
Austin, TX 78701
Attn: Marisa Secco Giles
Email: mgiles@velaw.com

Any Party may change its address for purposes of this Section by providing written notice in accordance with this paragraph.

6.11. Paragraph Headings. Paragraph headings contained in this Agreement are inserted solely as reference aids for the ease and convenience of the reader. They shall not be deemed to define or limit the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions or any other aspect of this Agreement.

6.12. Execution. The Parties agree that this Agreement may be executed in identical counterparts by the Parties, and each such counterpart shall be deemed an original and, taken together, all of them shall constitute one and the same Agreement that shall be binding and effective as to all Parties. An electronic signature or signatures transmitted in PDF by electronic mail will be binding and enforceable to the same extent as an original signature.

6.13. Waiver. No waiver of any breach, failure, right or remedy shall be deemed a waiver of any other breach, failure, right or remedy, whether or not similar; nor shall any waiver constitute a continuing waiver unless a writing specifically specifies. No provision of this Agreement may be waived except by a written instrument signed by the Party waiving compliance.

6.14. No Third-Party Beneficiaries. Each Party hereto acknowledges and agrees that each of the non-party Released Parties and non-party Releasing Parties are bound by and are express third party beneficiaries of the releases contained in Sections 2.1, 2.2 and 2.3, the covenants not to sue in Section 2.4, and the non-disparagement clause in Section 6.3, and are entitled to enforce rights under such sections to the same extent that such non-party Released Parties and non-party Releasing Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any person, other than the Parties hereto, any rights or remedies hereunder.

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IN WITNESS HEREOF, the Parties have undertaken to set their hands as of the dates noted below.

For Dune Acquisition Corporation

By:	/s/ Carter Glatt	Dated: December 28, 2022
Title:	Chief Executive Officer

[Signature Page to Settlement Agreement]

For Dune Merger Sub, Inc.:

By:	/s/ Carter Glatt	Dated: December 28, 2022
Title:	Member

[Signature Page to Settlement Agreement]

For Dune Merger Sub II, Inc.:

By:	/s/ Carter Glatt	Dated: December 28, 2022
Title:	Member

[Signature Page to Settlement Agreement]

For Dune Acquisition Holdings LLC:

By:	/s/ Carter Glatt	Dated: December 28, 2022
Title:	Managing Member

[Signature Page to Settlement Agreement]

For TradeZero Holding Corp.:

By:	/s/ Daniel Pipitone	Dated: December 28, 2022
Title:	CEO

[Signature Page to Settlement Agreement]

Daniel Pipitone:

/s/ Daniel Pipitone	Dated: December 28, 2022

[Signature Page to Settlement Agreement]

Giovanni Ferrara:

/s/ Giovanni Ferrara	Dated: December 28, 2022

[Signature Page to Settlement Agreement]

John Muscatella:

/s/ John Muscatella	Dated: December 28, 2022

[Signature Page to Settlement Agreement]

Joshua Choi:

/s/ Joshua Choi	Dated: December 28, 2022

[Signature Page to Settlement Agreement]

Andrew Koslow:

/s/ Andrew Koslow	Dated: December 28, 2022

[Signature Page to Settlement Agreement]

John Caruso:

/s/ John Caruso	Dated: December 28, 2022

[Signature Page to Settlement Agreement]

Kosta Corriveau:

/s/ Kosta Corriveau	Dated: December 28, 2022

[Signature Page to Settlement Agreement]